February 6, 2007

Letter Agreement

This Letter Agreement (the “Agreement”), dated as of February 6, 2007, by and among Pure Biofuels Corp., a Nevada corporation (the “Company”), the persons listed on Schedule 1 hereto (the “Shareholders”) and the entities listed on Schedule 2 hereto (the “Investors”), sets forth the parties’ understanding and agreement with respect to the subject matter hereof, pursuant to which the Shareholders agree to place six million (6,000,000) shares of the Company’s common stock (the “Shares”) into escrow with US Bank National Association (the “Escrow Agent”).

1.            The Shareholders shall, as soon as practicable but no later than the completion of a financing as described in Section 3.2(a) of the Escrow Agreement (as defined below), each deliver stock certificates representing the number of Shares set forth across from each such Shareholder’s name on Schedule 1 hereto and fully executed stock powers of attorney, signatures guaranteed as required by the transfer agent of the Company to the Escrow Agent to be held in escrow subject to the terms and conditions set forth in the Escrow Agreement.

2.            The Shareholders, the Company and the Investors shall, as soon as practicable but no later than March 16, 2007, enter into an Escrow Agreement with the Escrow Agent in the form attached hereto as Exhibit A (the “Escrow Agreement”).

3.            This Agreement will be governed by and construed in accordance with the laws of the State of New York, excluding that body of law pertaining to conflict of laws. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement will continue in full force and effect. This Agreement constitutes the complete and exclusive understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral, with respect to the such subject matter. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

If this Agreement is acceptable, please sign below. This Agreement may be executed in counterparts.

Sincerely,

PURE BIOFUELS CORP.

by:        /s/ Luis Goyzueta Angobaldo

Name: Luis Goyzueta Angobaldo

Title: Chief Executive Officer

Accepted and agreed:

ARC INVESTMENT PARTNERS, LLC

by:        /s/ Steve Magami

Name: Steve Magami

Title: Manager

TAPIRDO ENTERPRISES, LLC

by:        /s/ Adam Roseman

Name: Adam Roseman

Title: Manager

SGM CAPITAL, LLC

by:        /Steve Magami

Name: Steve Magami

Title: Manager

              /s/ Luis Goyzueta

LUIS GOYZUETA

              /s/ David Clifton

DAVID CLIFTON

              /s/ Hiroshi Dejaeghere

HIROSHI DEJAEGHERE

              /s/ Joy Clifton

JOY CLIFTON

SCHEDULE 1

Name	Number of Shares Deposited into Escrow
Luis Goyzueta	4,000,000
David Clifton	1,000,000
Hiroshi Dejaeghere	500,000
Joy Clifton	500,000
Total	6,000,000

SCHEDULE 2

Name
ARC Investment Partners, LLC
Tapirdo Enterprises, LLC
SGM Capital, LLC